URANIUM ENERGY CORP.
6100 Indian School Road NE, Suite 225, Albuquerque, New Mexico, U.S.A., 87110

______________________________________________________________________________

November 1, 2007

To:
Mr. MELVIN O. STAIRS, JR.
5670 Modesto Avenue NE
Albuquerque, New Mexico, U.S.A., 87110

Dear Mr. Stairs:

Re:

Agreement to purchase certain Assets
from Melvin O. Stairs, Jr. (the "Vendor" herein)
by Uranium Energy Corp. (the "Purchaser" herein)
(the Vendor and the Purchaser being, collectively, the "Parties" herein)
AGREEMENT TO PURCHASE ASSETS

          This letter will confirm our recent discussions and the intention of each of Parties hereto to hereby enter into the terms and conditions of this letter agreement (the "Agreement") for the acquisition by the above-referenced Purchaser from the above-referenced Vendor (the "Purchase") of an undivided 100% legal, beneficial and registered interest in and to a certain mineral exploration claim which is represented by permit number 08-111678, which is located at T7N R3E, Section 32, in Maricopa County, Arizona (the "Mineral Claim"), together with a certain database containing various material information respecting the subject Mineral Claim (the Mineral Claim and its database being, collectively, the "Assets" under this Agreement). This letter is not a letter of intent but a binding agreement imposing obligations on the Parties and acknowledging that this Agreement supersedes and replaces all prior agreements or understandings between the Parties hereto with respect to the Assets.

1.         Agreement to Purchase the Assets.

1.1      Purchase and sale transaction. Subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained hereinbelow, the Vendor hereby agrees to assign, sell and transfer at the acceptance date, as set forth hereinbelow (the "Acceptance Date"), all of its respective right, entitlement and interest in and to the Assets to the Purchaser and the Purchaser agrees to purchase all of the Assets from the Vendor on the terms and subject to the conditions contained in this Agreement.

1.2      Purchase Price. The total purchase price for all of the Assets will be satisfied by way of the payment by the Purchaser to the order and direction of the Vendor of the following payments (each a "Purchase Price Payment") and the following Mineral Claim maintenance payments (each a "Purchase Price Maintenance Payment"); and the Purchase Price Payments and the Purchase Price Maintenance Payments being, collectively, the "Purchase Price" herein) to the Vendor in the following manner and at the following times after the Acceptance Date herein:

(a)        Purchase Price Payments: pay to the order and direction of the Vendor the following Purchase Price Payments in the aggregate sum of U.S. $1,200,000.00 in the following manner and at the following times:

(i)        an initial and non-refundable Purchase Price Payment of U.S. $10,000.00 immediately upon the Acceptance Date of this Agreement by each of the Parties hereto;

(ii)       a further and non-refundable Purchase Price Payment of U.S. $95,000.00 on or before January 10, 2008;

(iii)      a further and non-refundable Purchase Price Payment of U.S. $95,000.00 on or before August 15, 2008;

(iv)       a further and non-refundable Purchase Price Payment of U.S. $100,000.00 on or before January 10, 2009;

(v)        a further and non-refundable Purchase Price Payment of U.S. $100,000.00 on or before August 15, 2009;

(vi)       a further and non-refundable Purchase Price Payment of U.S. $100,000.00 on or before January 10, 2010;

(vii)      a further and non-refundable Purchase Price Payment of U.S. $100,000.00 on or before August 15, 2010;

(viii)     a further and non-refundable Purchase Price Payment of U.S. $100,000.00 on or before January 10, 2011;

(ix)       a further and non-refundable Purchase Price Payment of U.S. $100,000.00 on or before August 15, 2011;

(x)        a further and non-refundable Purchase Price Payment of U.S. $100,000.00 on or before January 10, 2012;

(xi)       a further and non-refundable Purchase Price Payment of U.S. $100,000.00 on or before August 15, 2012;

(xii)      a further and non-refundable Purchase Price Payment of U.S. $100,000.00 on or before January 10, 2013; and

(xiii)     a final and non-refundable Purchase Price Payment of U.S. $100,000.00 on or before August 15, 2013; and

(b)        Purchase Price Maintenance Payments: pay, or cause to be paid, all outstanding, existing and future underlying regulatory and governmental fees, payments and assessment work required to keep the Mineral Claim interests comprising the Assets in good standing during the continuance of this Agreement and prior to the Purchaser's satisfaction of the entire Purchase Price consideration hereunder and including, without limitation, all permitting costs, transfer fees and any reclamation costs associated in any manner with the Mineral Claim interests comprising the Assets.

1.3      Grant of Security Interest over the Assets until payment in full of the Purchase Price. As an inducement for the Vendor to transfer its interest in and to the Assets to the Purchaser at the "Closing" (as hereinafter determined) and prior to due and complete payment by the Purchaser to the Vendor of all Purchase Price consideration under this Agreement, and in order to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Purchase Price obligations of the Purchaser to the Vendor under this Agreement, the Purchaser hereby unconditionally and irrevocably pledges, grants and hypothecates to the Vendor a security interest in and to, a lien upon and a right of set-off against all of its respective right, title and interest of whatsoever kind and nature in and to the acquired Assets (collectively, the "Security Interest"); provided, however, that such Security Interest shall not exceed the Purchase Price hereunder.

          In this regard the Parties hereby acknowledge and agree that prior to, however, to be executed commensurate with the Closing herein, the Vendor's counsel shall prepare and provide the Purchaser and its counsel, at the Vendor's cost, with a reasonable form of industry standard security agreement evidencing the proposed Security Interest in and to the Assets being granted herein (the "Security Agreement"); and which Security Agreement, upon execution at Closing, the Purchaser hereby consents to the Vendor filing, again at the Vendor's cost, as an appropriate financing statement under the Uniform Commercial Code of the State of Arizona, together with such other necessary documents to be filed and steps taken, to perfect the Security Interest in the State of Arizona and to create in favor of the Vendor a valid, perfected and continuing perfected first priority lien in the Assets until such time as the completion of the payment by the Purchaser of all Purchase Price consideration under this Agreement; and which registered financing statement, the Vendor agrees, will be removed by the Vendor upon the completion of the payment by the Purchaser of all Purchase Price consideration under this Agreement.

2.         Warranties, representations and covenants.

2.1      Warranties, representations and covenants by the Vendor. In order to induce the Purchaser to enter into this Agreement, the Vendor hereby warrants to, represents to and covenants with the Purchaser that, to the best of the knowledge, information and belief of the Vendor herein, after making due inquiry:

(a)        the Vendor has good and marketable title to, is the legal, registered and beneficial owner of and owns and is in possession of all of the Assets free and clear of all actual or threatened liens, charges, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever;

(b)        the Vendor has the power and capacity to own and dispose of the Assets;

(c)        there are no claims of any nature whatsoever affecting the right of the Vendor to transfer the Assets to the Purchaser and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the Assets;

(d)        the Vendor is authorized to hold the right to explore and develop each of the Mineral Claim property interests comprising the Assets;

(e)        all permits and licenses covering the Mineral Claim property interests comprising the Assets have been duly and validly issued pursuant to applicable mining laws and are in good standing by the proper doing and filing of assessment work and the payment of all fees, taxes and rentals in accordance with the requirements of applicable mining laws and the performance of all other actions necessary in that regard;

(f)        all conditions on and relating to the Mineral Claim property interests comprising the Assets and the operations conducted thereon by or on behalf of the Vendor are in compliance with all applicable laws, regulations or orders and including, without limitation, all laws relating to environmental matters, waste disposal and storage and reclamation;

(g)        there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the Mineral Claim property interests comprising the Assets and the conduct of the operations related thereto, nor has the Vendor received any notice of the same;

(h)        there is no adverse claim or challenge against or to the ownership of or title to any of the Mineral Claim property interests comprising the Assets or which may impede the development of any of the Mineral Claim property interests comprising the Assets, nor, to the best of the knowledge, information and belief of the Vendor, after having made due inquiry, is there any basis for any potential claim or challenge, and, to the best of the knowledge, information and belief of the Vendor, after having made due inquiry, no person has any royalty, net profits or other interests whatsoever in any production from any of the Mineral Claim property interests comprising the Assets;

(i)        there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Vendor), pending or threatened, which may affect, without limitation, the rights of the Vendor to transfer any interest in and to the Mineral Claim property interests comprising the Assets to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limitation, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting any of the Mineral Claim property interests comprising the Assets. In addition, the Vendor is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(j)        this Agreement constitutes a legal, valid and binding obligation of the Vendor, enforceable against the Vendor in accordance with its respective terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(k)        the Vendor has the full authority and capacity required to enter into this Agreement and to perform its respective obligations hereunder;

(l)        there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Vendor, after making due inquiry, threatened against or affecting the Assets at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(m)        the Vendor is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which the Vendor is subject or which apply to the Vendor;

(n)        no proceedings are pending for, and the Vendor is unaware of, any basis for the institution of any proceedings leading to the placing of the Vendor in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(o)        the making of this Agreement, the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)        conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which either the Vendor or the Assets is subject, or constitute or result in a default under any agreement, contract or commitment to which the Vendor is a party; or

(ii)       give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to the Vendor which is necessary or desirable in connection with the ownership of the Assets; and

(p)        the Vendor has delivered to the Purchaser all information and documentation within the Vendor's possession or control respecting the Assets and including, without limitation, a copy of all permits, permit applications and applications for exploration and exploitation rights, if any respecting any of the Mineral Claim property interests comprising the Assets; and

(q)        the Vendor is not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

2.2      Warranties, representations and covenants by the Purchaser. In order to induce the Vendor to enter into this Agreement, the Purchaser hereby warrants to, represents to and covenants with the Vendor that, to the best of the knowledge, information and belief of the Purchaser herein, after making due inquiry:

(a)        the Purchaser is duly incorporated under the laws of its jurisdiction of incorporation, is validly existing and is in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)        the Purchaser has the requisite power, authority and capacity to own and use all of its business assets and to carry on its business as presently conducted by it;

(c)        the Purchaser holds all licenses and permits required for the conduct in the ordinary course of the operations of its business and for the uses to which its business assets have been put and are in good standing, and such conduct and uses are in compliance with all laws, zoning and other by-laws, building and other restrictions, rules, regulations and ordinances applicable to the Purchaser, and neither the execution and delivery of this Agreement nor the completion of the transactions contemplated hereby will give any person the right to terminate or cancel any said license or permit or affect such compliance;

(d)        this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(e)        there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, threatened against or affecting the Purchaser at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(f)        the Purchaser is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

(g)        the making of this Agreement, the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)        conflict with or result in a breach of or violate any of the terms, conditions or provisions of the constating documents of the Purchaser; or

(ii)       conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which the Purchaser is subject, or constitute or result in a default under any agreement, contract or commitment to which the Purchaser is a party; and

(h)        the Purchaser is not aware of any fact or circumstance which has not been disclosed to the Vendor which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Vendor to enter into this Agreement.

2.3      Continuity of the representations, warranties and covenants. The representations, warranties and covenants contained herein, or in any certificates or documents delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, will be true at and as of the "Closing Date" (as hereinafter determined) as though such representations, warranties and covenants were made at and as of such time. Notwithstanding any investigations or inquiries made by either of the Parties or by their respective professional advisors prior to the Closing Date, or the waiver of any condition by any Party, the representations, warranties and covenants contained herein shall survive the Closing Date and shall continue in full force and effect for a period of three years from the Acceptance Date.

3.         Closing and events at and after Closing.

3.1      Closing and Closing Date. The closing (the "Closing") of the within Purchase and delivery of the Assets, together with all of the transactions contemplated by this Agreement, shall occur on the day which is 21 calendar days following the Acceptance Date herein, or on such earlier or later Closing date (the "Closing Date") as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of the Purchaser, located at 6100 Indian School Road NE, Suite 225, Albuquerque, New Mexico, U.S.A., at 2:00 p.m. (Albuquerque, New Mexico, U.S.A., time) on the Closing Date. If the Closing Date has not occurred by November 30, 2007 this Agreement will be terminated and unenforceable unless the Parties hereto agree in writing to grant an extension of the Closing Date.

3.2      Documents to be delivered by the Vendor prior to the Closing Date. Not later than ten calendar days prior to the Closing Date the Vendor shall execute and deliver or cause to be delivered to the Purchaser all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to transfer all of the Assets to the Purchaser free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to:

(a)        a copy of all documentation, information and records, in any form, representing the Assets;

(b)        all documentation as may be necessary and as may be required by the counsel for the Purchaser, acting reasonably, to ensure that an undivided 100% legal, beneficial and registerable interest in and to the Assets has have been duly transferred, assigned and is registerable in the name of and for the benefit of the Purchaser under all applicable laws;

(c) all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, including all necessary consents and approvals, and any other documents necessary or reasonably required to effectively transfer an undivided 100% legal, beneficial and registerable interest in and to the Assets to the Purchaser with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever;

(d) a copy of the reasonable form of proposed industry standard Security Agreement evidencing the proposed Security Interest in and to the Assets being granted herein for review and approval by the Purchaser, acting reasonably;

(e) all necessary consents and approvals in writing to the completion of the transactions contemplated herein and including, without limitation, all regulatory approvals from any regulatory authorities having jurisdiction over either the Vendor or any of the Assets;

(f) a certificate of the Vendor, dated as of the Closing Date, acceptable in form to counsel for the Purchaser, acting reasonably, certifying that the warranties, representations, covenants and agreements of the Vendor contained in this Agreement are true and correct in all respects and will be true and correct as of the Closing Date as if made by the Vendor on the Closing Date; and

(g) all such other documents and instruments as the Purchaser's counsel may reasonably require.

3.3      Documents to be delivered by the Purchaser prior to the Closing Date. Not later than ten calendar days prior to the Closing Date the Purchaser shall execute and deliver or cause to be delivered to the Vendor all such documents, resolutions and instruments as are necessary, in the opinion of counsel for the Vendor, acting reasonably, to accept the transfer all of the Assets to the Purchaser free and clear of all liens, charges and encumbrances save and except for the Purchaser's granting to the Vendor of a Security Interest in and to the Assets by way of the proposed Security Agreement as provided for herein.

3.4      Decision not to renew any permits or licenses covering the Mineral Claim property interests. Should the Purchaser determine at anytime after the Closing Date not to renew any permit or license covering any of the Mineral Claim property interests comprising the Assets acquired herein, then the Purchaser shall provide the Vendor with notice in writing of its desire to do so at least 30 calendar days prior to its decision to do so. During such 30-calendar days' period the Purchaser shall furnish to the Vendor, and at no cost to the Vendor, a copy of any material information and documentation respecting said Mineral Claim property interests then compiled by and in the possession of the Purchaser and including, without limitation, all reports, maps, assay results and other relevant technical data respecting the same.

3.5      Right of first refusal from the Vendor to the Purchaser respecting any Holding. At any time prior to the earlier of either the payment of the entire Purchase Price by the Vendor to the Purchaser in accordance with section "1.2" hereinabove or the termination of this Agreement for any reason whatsoever the Vendor hereby grants to the Purchaser a right of first refusal to acquire all or any portion of any interest herein or to any uranium mineral property interest which the Vendor may have an interest in at anytime and which the Vendor desires to dispose of (herein, collectively, the "Holding"). If the Vendor receives a bona fide offer to purchase from, or where a sale is solicited by the Vendor, then upon settling the proposed terms thereof with a third party for the purchase or sale of the Holding, the Vendor shall forthwith offer to sell the Holding to the Purchaser. The offer to sell to the Purchaser shall be on the same terms and conditions and of equivalent dollar value as those contained in the offer to the third party; provided, however, that should the Parties fail to agree upon a determination of the equivalent dollar value for any such offer, such equivalent dollar value shall be determined finally by arbitration under the provisions of section "5.3" hereinbelow. The Purchaser shall be entitled to elect, by notice to the Vendor within 30 calendar days from the date of receipt of the offer to sell, to acquire the Holding, on the same terms and conditions as those set forth in the offer to the third party. If the Purchaser does not exercise its right to acquire the Holding as aforesaid, the Vendor may, for a period of 60 calendar days following the last date upon which the Purchaser could have made the election hereinabove, dispose of the Holding, but only on the same terms and conditions as set forth in that offer. Any transfer of all or any part of the Vendor's interest herein shall be accompanied by the written agreement of any such transferee to assume the obligations of the Vendor hereunder respecting the Holding and to be bound by the terms and conditions hereof.

4.         Disclosure.

4.1      Due diligence. Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Party, at all times subject to the confidentiality provisions hereinbelow, as each Party deems necessary. In that regard the Parties agree that each shall have full and complete access to such documents and materials of the other Party as they, or their respective counsel, may deem reasonable and necessary to conduct an adequate due diligence investigation of each such Party, its respective operations and financial condition prior to the Closing Date.

4.2      Non-disclosure. Subject to the provisions hereinbelow, the Parties, for themselves, their officers, directors, shareholders, consultants, employees and agents agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a Court or on a "need to know" basis to each of the Parties respective professional advisors. The obligations under this section shall not apply with respect to information which is generally known to the public at the time of disclosure of such information.

4.3      Public Announcements. Notwithstanding the provisions of this section, the Parties agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.

5.         General provisions.

5.1      Assignment. Save and except as otherwise provided for hereinabove, the Vendor may sell, transfer or assign all or any part of its interest herein or to any of the Assets without the prior written consent of the Purchaser; provided, however, that any sale, transfer or assignment of all or any part of the Vendor's interest herein or to any of the Assets shall be accompanied by the written agreement of any such purchaser, transferee or assignee to assume the obligations of the Vendor and to be bound by the terms and conditions hereof.

          Save and except as otherwise provided for hereinabove and in this section, the Purchaser may not sell, transfer, assign, joint venture, pledge, mortgage or otherwise encumber all or any part of its interest herein or to any of the Assets without the prior written consent of the Vendor hereto; such consent to not be unreasonably withheld; provided, however, that the Purchaser may at anytime, and at its sole and absolute discretion and without the prior approval of the Vendor, assign and transfer its interest herein or to any of the Assets to any wholly-owned subsidiary subject, at all times, to the requirement that any such subsidiary remain wholly owned by the Purchaser hereto failing which any such interest must be immediately transferred back to the Purchaser; and, provided further, that any sale, transfer, assignment, joint venture, pledge, mortgage or other encumbrance respecting all or any part of the Purchaser's interest herein or to any of the Assets shall be accompanied by the written agreement of any such party to assume the obligations of the Purchaser Party hereunder and to be bound by the terms and conditions hereof.

5.2      Amendments. This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.

5.3      Arbitration. The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five calendar days' prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute. On the expiration of such five calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for herein. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within five calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Party shall fail to appoint an arbitrator within five calendar days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed under the provisions of the Rules of the American Arbitration Association (collectively, the "Arbitration Rules"). Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Rules, however, and unless otherwise agreed by the Parties hereto, not under the auspices of nor with the participation of the American Arbitration Association. The chairperson shall fix a time and place in Albuquerque, New Mexico, U.S.A., for the purpose of hearing the evidence and presentations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Rules or this section. After hearing any evidence and presentations that the Parties may submit, the arbitrators shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The award only shall be for the direct actual damages incurred by the Party and shall not include any indirect, special, exemplary, or punitive damages whether based on breach of contract, tort or other theory of law. The expense of the arbitration shall be paid as specified in the award. The Parties agree that the award of a majority of the arbitrators shall be final and binding upon each of them.

5.4      Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, or 15 calendar days in the case of an addressee with an address for service in a country other than a country in which the Party giving the notice, demand or other communication resides, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

5.5      Entire Agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

5.6      Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties, their respective heirs, executors, administrators and assigns.

5.7      Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, acts solely for the Purchaser, and, correspondingly, that the Vendor has been required by each of Lang Michener LLP and the Purchaser to obtain independent legal advice with respect to its respective review and execution of this Agreement. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP shall be at the cost of the Purchaser.

5.8      Applicable law. The situs of this Agreement is Albuquerque, New Mexico, U.S.A., and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the State of New Mexico, U.S.A.

5.9      Further assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

5.10    Severability and construction. Each article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

5.11    Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective execution date as set forth on the front page of this Agreement.

5.12    No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever. No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

          Acceptance and execution.

          Please acknowledge your acceptance of the terms and conditions of this Agreement by kindly executing the same in the space provided hereinbelow. This offer is only open for acceptance until 5:00 p.m. (Albuquerque, New Mexico, U.S.A., time) on Monday, November 5, 2007, failing which this offer will be deemed to be null and void and of no further force and effect.

          Yours very truly,

          URANIUM ENERGY CORP.
          Per:

          "Clyde L. Yancey"
          _________________________________
          Clyde L. Yancey, P.G., VP Exploration
          Authorized Signatory for the Purchaser

          The within offer and terms of this Agreement are hereby accepted by the Vendor effective on this 1st day of November, 2007 (the "Acceptance Date" herein):

           "Melvin O. Stairs, Jr."
          _________________________________
          MELVIN O. STAIRS, JR.

__________